EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of American CryoStem Corporation (the “Company”), on Form 10-Q for the nine months ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, John Arnone, Chief Executive Officer of the registrant and Anthony Dudzinski, Principal Financial Officer of the registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10-Q for the nine months ended June 30, 2022, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q for the three months ended June 30, 2022, fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 22, 2022	By:	/s/ John Arnone
John Arnone
Chief Executive Officer American CryoStem Corporation

August 22, 2022	By:	/s/ Anthony Dudzinski
Anthony Dudzinski
Chief Principal Officer American CryoStem Corporation
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